EXECUTION COPY


                        ADDITIONAL COMPENSATION AGREEMENT


     ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of March 30, 2004, between Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated ("Merrill Lynch") and Neuberger Berman Management Inc. ("NB Management").

     WHEREAS, Neuberger Berman Dividend Advantage Fund Inc. (including any successor by merger or otherwise, the "Fund") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of common stock ("common shares") are registered under the Securities Act of 1933, as amended;

     WHEREAS, NB Management is the investment manager of the Fund;

     WHEREAS, Merrill Lynch is acting as lead underwriter in an offering of the Fund's common shares;

     WHEREAS, NB Management desires to provide additional compensation to Merrill Lynch for acting as lead underwriter in an offering of the Fund's common shares; and

     WHEREAS,   NB  Management  desires  to  retain  Merrill  Lynch  to  provide after-market support services designed to maintain the visibility of the Fund on an ongoing basis, and Merrill Lynch is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. (a) NB Management hereby employs Merrill Lynch, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of NB Management:

               (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

               (2) relevant information, studies or reports regarding general trends in the closed-end management investment company and asset management industries, if reasonably obtainable, and consultation with representatives of NB Management in connection therewith; and

               (3) information to and consultation with NB Management with respect to applicable strategies designed to address market value discounts, if any.

     (b) At the request of NB Management, Merrill Lynch shall limit or cease any action or service provided hereunder to the extent and for the time period requested by NB Management; provided, however, that pending termination of this Agreement as provided for in Section 6 hereof, any such limitation or cessation shall not relieve NB Management of its payment obligations pursuant to Section 2 hereof.

     (c) Merrill Lynch will promptly notify NB Management if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published, provided by Merrill Lynch to NB Management in connection with the performance of services by Merrill Lynch under this Agreement.

2. NB Management shall pay Merrill Lynch a fee computed monthly and payable quarterly in arrears commencing June 30, 2004 at an annualized rate of 0.15% of the Fund's Managed Assets (as such term is defined in the prospectus, dated March 25, 2004 (the "Prospectus") relating to the Offering) for a term as described in Section 6 hereof; provided that the sum total amount of the fee hereunder shall not exceed 3.27227% of the total price to the public of the Fund's common shares sold pursuant to the Prospectus (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated March 25, 2004, by and among the Fund, NB Management, Neuberger Berman, LLC and each of the
     Underwriters named therein (the "Purchase Agreement")) (the "Maximum Additional Merrill Lynch Compensation Amount"). The sum total of this fee, fees payable to A.G. Edwards & Sons, Inc. ("A.G. Edwards") pursuant to the Corporate Finance Services and Consulting Agreement, dated as of March 30, 2004, between NB Management and A.G. Edwards, and fees payable to Lehman Brothers Inc. ("Lehman") pursuant to the Corporate Finance Services and Consulting Agreement, dated as of March 30, 2004, between NB Management and Lehman, plus the amount of the expense reimbursement of $.00667 per common share payable by the Fund to the Underwriters pursuant to the Purchase Agreement (which amount, pursuant to the Purchase Agreement, shall not exceed .03335% of the total price to the public of the Fund's common shares sold pursuant to the Prospectus), shall not exceed 4.5% of the total price to the public of the Fund's common shares sold pursuant to the Prospectus. All quarterly fees payable hereunder shall be paid to Merrill Lynch within 15 days following the end of each calendar quarter. The sum total of all compensation to underwriters in connection with the Offering, including sales load and other additional underwriting compensation to and reimbursement of underwriters in connection with the Offering, including fees payable pursuant to this Section 2, shall not exceed 9.0% of the total price to the public of the Fund's common shares sold pursuant to the Prospectus (the "Maximum Additional Compensation Amount"). Merrill Lynch hereby undertakes to notify NB Management when the Maximum Additional Merrill Lynch Compensation Amount has been paid by NB Management.

3. NB Management shall be permitted to discharge all or a portion of its payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the Maximum Additional Merrill Lynch Compensation Amount described in Section 2 above.

4. NB Management acknowledges that the services of Merrill Lynch provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

5. Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisors), so long as Merrill Lynch's services to NB Management are not impaired thereby.

6. This Agreement shall commence on the date referred to above and shall be in effect only so long as NB Management acts as the investment manager to the Fund pursuant to the Management Agreement (as such term is defined in the Purchase Agreement); PROVIDED, HOWEVER, that this Agreement shall terminate on the earliest to occur of (a) the payment by NB Management to Merrill Lynch of the Maximum Additional Merrill Lynch Compensation Amount, (b) the

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

     payment by NB Management of the Maximum Additional Compensation Amount, (c) the dissolution and winding up of the Fund and (d) the date on which the Management Agreement or other investment management agreement between the Fund and NB Management or any affiliate or successor in interest to NB Management shall terminate.

7. NB Management will furnish Merrill Lynch with such information as Merrill Lynch reasonably believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). NB Management recognizes and confirms that Merrill Lynch (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of NB Management's knowledge, the Information to be furnished by NB Management, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. NB Management will promptly notify Merrill Lynch if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch.

8. It is understood that Merrill Lynch is being engaged hereunder solely to provide the services described above to NB Management and that Merrill Lynch is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future stockholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

9. NB Management agrees that Merrill Lynch shall have no liability to NB Management or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. NB Management agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

10. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

11. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and NB Management and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and NB Management waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. NB Management agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon NB Management and may be enforced in any other courts to the jurisdiction of which NB Management is or may be subject, by suit upon such judgment.

12. This Agreement may not be assigned by either party without the prior written consent of the other party.

13. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements

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

     and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and NB Management.

14. All notices required or permitted to be sent under this Agreement shall be sent, if to NB Management:

     Neuberger Berman Management Inc.
     New York, New York 10158-0180.
     Attention: Peter E. Sundman

     cc: Ellen Metzger
     or if to Merrill Lynch:

     Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     4 World Financial Center
     New York, New York 10080
     Attention:  Doug Bond

     or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

15. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.



                         [signatures on following page]

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Additional Compensation Agreement as of the date first above written.


NEUBERGER BERMAN MANAGEMENT INC.        MERRILL LYNCH & CO.
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


By:   /s/ Robert Conti                  By:   /s/ Douglas R. Bond
   -----------------------------           -------------------------------------
   Name:  Robert Conti                     Name:  Douglas R. Bond
   Title: SVP                              Title: First Vice-President

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

                  MERRILL LYNCH & CO. INDEMNIFICATION AGREEMENT
                  ---------------------------------------------


                                                                  March 30, 2004


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

     In connection with the engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to advise and assist the undersigned (together with its affiliates under the control of Neuberger Berman Management Inc. and subsidiaries, referred to as the "Company") with the matters set forth in the Additional Compensation Agreement dated March 30, 2004 between the Company and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Merrill Lynch for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by Merrill Lynch in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved
(i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform financial services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall

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

the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Merrill Lynch, on the other hand. The Company shall not be liable under this Indemnification Agreement to Merrill Lynch regarding any settlement or compromise or consent to the entry of any judgment with respect to any Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Company is an actual or potential party to such Proceeding) unless such settlement, compromise or judgment is consented to by the Company. The Company shall not, without the prior written consent of Merrill Lynch, settle or compromise or consent to the entry of any judgment with respect to any Proceeding in respect of which indemnification or contribution could be sought under this Indemnification Agreement (whether or not Merrill Lynch is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Merrill Lynch from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Merrill Lynch. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Merrill Lynch's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

     Notwithstanding any provision contained herein, in no event shall Merrill Lynch be entitled to indemnification by the Company hereunder from and against any losses, claims, damages, liabilities or expenses in respect of which indemnity may be sought under Section 6 of the Purchase Agreement (as defined in the Agreement).

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANY

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

WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                         Very truly yours,

                                         NEUBERGER BERMAN MANAGEMENT INC.


                                         By:   /s/ Robert Conti
                                            -----------------------------------
                                            Name:  Robert Conti
                                            Title: SVP


Accepted and agreed to as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By    /s/ Douglas R. Bond
   --------------------------------
   Name:  Douglas R. Bond
   Title: First Vice President

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